SMARTBUILDINGS.COM, INC.

SUBSCRIPTION AGREEMENT

200,000 Units
$.50 per Unit

Each Unit consists of:
one share of common stock, $0.001 par value one class A warrant exercisable for one common share at $1.00 one class B warrant exercisable for one common share at $1.50
Each warrant is exercisable for one share for two years from the date of this prospectus.


The undersigned, having received the Prospectus for SMARTBUILDINGS.COM, INC., hereby offers to purchase units at the offering price.

The offer is subject to receipt of funds and acceptance by the Company.

SUBSCRIPTION:	AMOUNT: $__________________	NO. OF
UNITS___________________

I enclose the amount indicated above as full payment for the units subscribed to at $.50 per unit.

PLEASE MAKE YOUR CHECK PAYABLE TO:
WORLD TRADE FINANCIAL CORP.- SMARTBUILDINGS.COM, INC. ESCROW ACCOUNT

MAIL TO:
SMARTBUILDINGS.COM, INC.
c/o Robert C. Weaver, Jr.
721 Devon Court
San Diego, CA 92109-8007


_____________________________________________________________________________
______________
Subscribers' Name(s) and Social Security Number(s) (PLEASE PRINT)

_____________________________________________________________________________
______________
Street Address

_____________________________________________________________________________
______________
City			State/Zip			Telephone

Instructions for Issuing Certificate (Please mark one below)
_______ 1. Individual
_______ 2. Joint Tenancy with Right of Survivorship
_______ 3. Tenants in Common
_______ 4. Gift to Minor (name of minor:
_________________________________________________________
_______ 5. Other (name/type of entity):
___________________________________________________________
___________________________________________________________


____________________________________________	Date: ____________________
Subscriber's Signature(s)

____________________________________________	Date: ____________________
Subscriber's Signature(s)

Accepted: SMARTBUILDINGS.COM, INC.

By: ________________________________________	Date: ____________________